As filed with the Securities and Exchange Commission on June 1, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOCUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-1806705
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Award Plan

(Full title of the Plan)

Stephen Vintz

Chief Financial Officer

Vocus, Inc.

12051 Indian Creek Court

Beltsville, Maryland 20705

(Name and Address of Agent For Service)

(301) 459-2590

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value	5,777,421(2)	$15.32(3)	$88,510,089(3)	$10,144

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock (“Common Stock”), par value $0.01 par value per share, of the Registrant, which become issuable under the 2005 Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Registrant and which results in an increase in the number of its outstanding shares of Common Stock.
(2)	Represents shares issuable upon the exercise of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalents, bonus stock or other stock-based awards granted or to be granted under the Registrant’s 2005 Stock Award Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low price of a share of the Registrant’s Common Stock as reported by the NASDAQ Global Market on May 30, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Vocus, Inc. (the “Company”) for the purpose of registering additional shares of Common Stock under the Company’s 2005 Stock Award Plan (the “Plan”). The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of the Company’s calendar year beginning in 2007 equal to 5% of the number of shares of Common Stock outstanding as of such date or a lesser number of shares of Common Stock determined by the Plan’s administrator (subject to an overall maximum aggregate number of shares of Common Stock available for grant of Incentive Stock Options equal to 5,200,000 shares) (the “Evergreen Provision”). This Registration Statement registers an aggregate of 5,777,421 additional shares of Common Stock available for issuance under the Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 2,600,000 shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-141396) filed on March 3, 2006 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 filed with the SEC on March 3, 2006, Registration No. 333-132206, and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2010, and incorporated herein by reference)

4.3	Certificate of Designation of Series A Convertible Preferred Stock (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2012, and incorporated herein by reference)

4.4	Specimen common stock certificate (filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on November 9, 2005, Registration No. 333-125834, and incorporated herein by reference)

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5.1	Opinion of Greenberg Traurig, LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1 hereto)*

24.1	Power of Attorney (contained in the signature page to this Registration Statement)*

99.1	2005 Stock Award Plan (filed as Exhibit 10.7 to the registrant’s Registration Statement on Form S-1 filed with the SEC on December 6, 2005, Registration No. 333-125834, and incorporated herein by reference)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beltsville, State of Maryland on this 31st day of May, 2012.

VOCUS, INC.

By	/s/ Stephen Vintz
Stephen Vintz
Chief Financial Officer, Executive Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Richard Rudman and Stephen Vintz his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Rudman Richard Rudman	Chief Executive Officer, President and Chairman (Principal Executive Officer)	May 31, 2012

/s/ Stephen Vintz Stephen Vintz	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)	May 31, 2012

/s/ Kevin Burns Kevin Burns	Director	May 31, 2012

/s/ Gary Golding Gary Golding	Director	May 31, 2012

/s/ Gary Greenfield Gary Greenfield	Director	May 31, 2012

/s/ Ronald Kaiser Ronald Kaiser	Director	May 31, 2012

/s/ Robert Lentz Robert Lentz	Director	May 31, 2012

/s/ Jit Sinha Jit Sinha	Director	May 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 filed with the SEC on March 3, 2006, Registration No. 333-132206, and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2010, and incorporated herein by reference)

4.3	Certificate of Designation of Series A Convertible Preferred Stock (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2012, and incorporated herein by reference)

4.4	Specimen common stock certificate (filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on November 9, 2005, Registration No. 333-125834, and incorporated herein by reference)

5.1	Opinion of Greenberg Traurig, LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1 hereto)*

24.1	Power of Attorney (contained in the signature page to this Registration Statement)*

99.1	2005 Stock Award Plan (filed as Exhibit 10.7 to the registrant’s Registration Statement on Form S-1 filed with the SEC on December 6, 2005, Registration No. 333-125834, and incorporated herein by reference)

*	Filed herewith

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